PHILLIPS-VAN HEUSEN CORPORATION
                    SUPPLEMENTAL SAVINGS PLAN
                (Effective as of January 1, 1991)
    (As Amended and Restated Effective as of April 29, 1997)

     WHEREAS,
     1. Phillips-Van Heusen Corporation (the "Company") has heretofore adopted a non-qualified plan of deferred compensation in order to restore to the participants therein benefits which have been lost under the Associates Investment Plan as a result of the application of the provisions of sections 401(a)(17), 401(k), 401(m) and 415 of the Code and to provide deferred compensation to those management or highly compensated employees of the Company and its various Subsidiaries who were eligible to participate.
     2. The Company believes that the Supplemental Savings Plan (the "Plan") (which was originally adopted as the "Supplemental Defined Contribution Plan") will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company and securing its continued growth and financial success.

     3. The Company has amended the Associates Investment Plan effective as of April 29, 1997 to modify the change in control provisions thereunder.
     4. In conjunction with the amendment of the Associates Investment Plan referred to in Recital 3, the Company desires to amend and restate the Plan effective as of April 29, 1997.
     5. Certain of the terms used herein which are defined (and set forth in alphabetical order) in Article IX hereof shall have the respective meanings ascribed thereto by the provisions of said Article IX.
     NOW, THEREFORE, the Company hereby amends and restates the Plan effective as of April 29, 1997 so that it shall read follows:

                            ARTICLE I
                          Participation
     1.01 Each person who (a) is a management or highly com-pensated employee of the Company and/or one or more of its Sub-sidiaries within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, (b) shall have satisfied the eligibility requirements for the Associates Investment Plan and (c) whose annual rate of Compensation shall exceed (i) prior to January 1, 1996, $100,000 and (ii) after December 31, 1995, the $150,000 figure set forth in section 401(a)(17) of the Code as adjusted as provided therein, shall be eligible to become a Participant in the Plan; provided, however, that any person who shall have been a Participant in the Plan on December 31, 1995 shall remain eligible to participate in the Plan on January 1, 1996.
     1.02 Subject to the provisions of Section 1.01, the Committee shall, at any time and from time to time, select the employees of the Company and its Subsidiaries who are to become Participants and, as promptly as shall be practicable thereafter, the Committee shall communicate such determination in writing to each such Participant.

                           ARTICLE II
                          Contributions
     2.01 Subject to such conditions as the Committee may at anytime and from time to time determine, each Participant who shall desire to make contributions to the Plan with respect to any calendar year shall file with the Company his or her election to contribute to the Plan with respect to such calendar year.
     2.02 Each Contribution Election with respect to a calendar year shall be irrevocable, shall not be subject to amendment and shall be filed with the Company on or prior to the last day of the preceding calendar year; provided, however, that (a) a Contribution Election with respect to the period commencing on the Amendment Date and ending on December 31, 1995 may be filed with the Company on or prior to June 20, 1995, and (b) if a person shall first become eligible to participate in the Plan during a calendar year as a result of satisfying the eligibility requirements for the Associates Investment Plan, such person may file a Contribution Election with respect to the portion of such calendar year commencing on the date on which he or she shall have become eligible to participate in the Plan within thirty
(30) days of such date.
     2.03 Each Contribution Election with respect to a calendar year shall specify the amount which the Participant filing the same desires to contribute to the Plan with respect to such calendar year or the method of calculating such amount; provided, however, that, except as otherwise provided in Section 2.04, no Participant may contribute to the Plan with respect to any calendar year an amount which shall exceed the excess of fifteen percent (15%) of his or her Compensation with respect to such calendar year over the maximum amount which he or she is entitled to contribute to the Associates Investment Plan with respect to the plan year thereof ending contemporaneously with such calendar year. The Company shall (either directly or through a Subsidiary) withhold from the Compensation otherwise payable to such Participant during such calendar year the amounts specified in, or calculated in accordance with, the Contribution Election of such Participant as in effect with respect to such calendar year.
     2.04 In the event that, as a result of the application of the provisions of the Associates Investment Plan designed to comply with the provisions of sections 401(k)(8)(A) and/or

401(m)(6)(A) of the Code, any amounts are paid to a Participant from the Associates Investment Plan during a calendar year in which he or she shall have a Contribution Election in effect, then, the Company shall (either directly or through a Subsidiary) withhold from the Compensation otherwise payable to such Partici-pant an amount equal to the amount so paid to him or her.
     2.05 Notwithstanding the provisions of Sections 2.03 and 2.04, if any Participant shall have effected a withdrawal from the Associates Investment Plan on account of a "hardship with-drawal" within the contemplation of Reg. Sec. 1.401(k)-1(d)(2)(i) promulgated under the provisions of section 401(k) of the Code, then, during the period of one year commencing on the date of such withdrawal, neither the Company nor any of its Subsidiaries shall withhold any amounts from the Compensation otherwise payable to such Participant for the purposes of the Plan.
                           ARTICLE III
                            Accounts
     3.01 The Company shall establish and maintain on its books a separate Phantom Stock Elective Contribution Account with respect to each Participant who shall have become such prior to the Amendment Date. The credit balance therein at the opening of business on the Amendment Date shall be equal to the number of Phantom Shares credited to his or her Elective Contribution Account under the Plan as in effect immediately prior to the Amendment Date.

     3.02 The Company shall establish and maintain on its books a separate Cash Elective Contribution Account with respect to each Participant and, as of the Valuation Date occurring in each calendar month, shall credit to such Account an amount equal to the sum of (a) the aggregate Regular Contributions of such Participant with respect to such calendar month and (b) the Replacement Contributions of such Participant with respect to such calendar month.
     3.03 The Company shall establish and maintain on its books a separate Phantom Stock Matching Contribution Account with respect to each Participant and, as of the Valuation Date occurring in each calendar month, shall credit to such Account the number of Phantom Shares derived by dividing (a) the sum of
(i) fifty percent (50%) of the aggregate Basic Regular Contributions of such Participant with respect to such calendar month and (ii) the Forfeited Matching Contributions of such Participant with respect to such calendar month by (b) the Fair Market Value of a share of the Common Stock on such Valuation Date; provided, however, that, if such Participant shall have theretofore attained his or her 55th birthday and shall have filed an election hereunder to have the Company's Matching Contributions credited to his or her Cash Matching Contribution Account instead of to his or her Phantom Stock Matching Contribution Account, no such credit to such Participant's Phantom Stock Matching Contribution Account shall be made.
     3.04 The Company shall establish and maintain on its books a separate Cash Matching Contribution Account with respect to each Participant who shall have attained his or her 55th birthday and shall have filed an election hereunder to have the Company's Matching Contributions credited to his or her Cash Matching Contribution Account instead of to his or her Phantom Stock Matching Contribution Account and, as of the Valuation Date occurring in each calendar month, shall credit to such Account an amount equal to the sum of (a) fifty percent (50%) of the aggregate Basic Regular Contribution of such Participant with respect to such calendar month and (b) the Forfeited Matching Contributions of such Participant with respect to such calendar month; provided, however, that, unless the Committee shall otherwise determine, no Participant who is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, may file an election under the provisions of this Section other than during a period beginning on the third (3rd) business day following the date of the release by the Company for publication of its quarterly or annual summary statements of sales and earnings and ending on the twelfth (12th) business day following such date.
     3.05 If any Participant who shall have a Phantom Stock Elective Contribution Account shall so elect prior to any Valuation Date, the Company shall, as of such Valuation Date, charge to such Phantom Stock Elective Contribution Account the number of Phantom Shares specified in, or calculated in accordance with, the provisions of such election and credit to such Participant's Cash Elective Contribution Account an amount equal to the product of (a) such number of Phantom Shares and (b) the Fair Market Value of a share of the Common Stock on such Valuation Date; provided, however, that, unless the Committee shall otherwise determine, no Participant who is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, may file an election under the provisions of this Section other than during a period beginning on the third (3rd) business day following the date of the release by the Company for publication of its quarterly or annual summary statements of sales and earnings and ending on the twelfth (12th) business day following such date.
     3.06 If any Participant who shall have a Phantom Stock Matching Contribution Account and who shall have attained his or her 55th birthday shall so elect prior to any Valuation Date, the Company shall, as of such Valuation Date, charge to such Phantom Stock Matching Contribution Account the number of Phantom Shares specified in, or calculated in accordance with, the provisions of such election and credit to such Participant's Cash Matching Contribution Account an amount equal to the product of (a) such number of Phantom Shares and (b) the Fair Market Value of a share of the Common Stock on such Valuation Date; provided, however, that, unless the Committee shall otherwise determine, no Participant who is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, may file an election under the provisions of this Section other than during a period beginning on the third (3rd) business day following the date of the release by the Company for publication of its quarterly or annual summary statements of sales and earnings and ending on the twelfth (12th) business day following such date.
     3.07 The Company shall, as of each Valuation Date, credit to each Cash Elective Contribution Account and to each Cash Matching Contribution Account an amount equal to interest on the balance therein as of the preceding Valuation Date at a rate per annum equal to the Plan Interest Rate in effect with respect to the calendar year in which such first mentioned Valuation Date shall occur.

                           ARTICLE IV
                            Dividends
     4.01 In the event that a dividend shall be declared upon the Common Stock payable in shares of the Common Stock, or in the event that the Common Stock shall be changed into a different number of shares of stock of the Company through reorganization or stock split-up, the Company shall, on the date fixed for determining the stockholders of the Company entitled to receive such stock dividend or to participate in such stock split-up, credit to each Stock Account the number of Phantom Shares which the Participant for whom such Stock Account was created would have received as a result of such stock dividend or stock split-up if such Participant were a stockholder of record on such record date with respect to a number of shares of the Common

Stock equal to the number of Phantom Shares theretofore credited to such Stock Account and if such stock dividend or stock split-up were payable with respect to whole and fractional shares of the Common Stock.
     4.02 In the event that a dividend shall be declared upon the Common Stock payable other than in shares of the Common Stock, the Company shall, on the last Valuation Date occurring in each calendar year, credit to each Stock Account the number of Phantom Shares derived by dividing (a) the product of (i) the average number of Phantom Shares constituting the credit balance in such Stock Account during such calendar year (calculated without giving effect to the application of the provisions of
Section 4.01, if such provisions shall have become applicable during such calendar year) and (ii) the aggregate dividends paid with respect to a share of the Common Stock during such calendar year (determined, if any event referred to in Section 4.01 shall have occurred during such calendar year, as if such event had not occurred) by (b) the Fair Market Value of a share of the Common Stock on such last Valuation Date; provided, however, that, if any Participant shall have made the election referred to in
Section 3.05 and/or Section 3.06 as of a Valuation Date occurring in such calendar year prior to the last such Valuation Date, and if such election shall have referred to all of the Phantom Shares held in such Account, then, as of such last Valuation Date, the credit hereinbefore in this Section 4.02 referred to shall not be made and, instead, the Company shall as of such last Valuation Date, credit to such Participant's Cash Elective Contribution Account and/or Cash Matching Contribution Account, as the case may be, an amount equal to the product of (i) the average number of Phantom Shares constituting the credit balance in such Stock Account during such calendar year (calculated without giving effect to the application of the provisions of Section 4.01, if such provisions shall have become applicable during such calendar year) and (ii) the aggregate dividends paid with respect to a share of the Common Stock during such calendar year (determined, if any event referred to in Section 4.01 shall have occurred during such calendar year, as if such event had not occurred).
                            ARTICLE V
             Termination of Participation; Benefits
     5.01 Nothing contained herein shall require the Company or any of its Subsidiaries to continue any Participant in its em-ploy, or require any Participant to continue in the employ of the Company or of any Subsidiary or require the Company or any Sub-sidiary to rehire any Participant.
     5.02 If the employment of any Participant by the Company and all of its Subsidiaries shall terminate for any reason what-ever, his or her participation under the Plan shall terminate on the Valuation Date occurring in the calendar month in which the date of such termination shall occur. (For the purposes hereof, if the Subsidiary by which a Participant is employed shall cease to be a Subsidiary, and if such Participant shall not thereupon become an employee of the Company or another Subsidiary, his or her employment by the Company and its Subsidiaries shall be deemed to have terminated.)
     5.03 The Company shall, as of and on or as promptly as shall be practicable after a Former Participant's Payment Date, pay to such Former Participant (or, in the event of his or her death, to the executors or administrators of his or her estate) an amount, without any interest or earnings thereon from and after his or her Payment Date, equal to the sum of
          (a)  an amount equal to the sum of (i) the product of
     (A) the number of Phantom Shares constituting the credit balance in his or her Phantom Stock Elective Contribution Account as of his or her Payment Date and (B) the Fair Market Value of a share of the Common Stock on his or her Payment Date and (ii) if his or her Payment Date shall not be the last business day of a calendar year, the aggregate amount of the cash dividends he or she would have received during the calendar year in which his or her Payment Date shall occur if, on each day in such calendar year through and including such Payment Date he or she were the record owner of a number of shares of the Common Stock equal to the average number of Phantom Shares constituting the credit balance in such Account during the portion of such calendar year ending on his or her Payment Date (calculated without giving effect to the provisions of Section 4.01, if such provisions shall have become applicable during such calendar year),
and
          (b) an amount equal to the credit balance in his or her Cash Elective Contribution Account as of his or her Payment Date,
and
          (c) an amount equal to his or her Vested Percentage of the sum of (i) the product of (A) the number of Phantom Shares constituting the credit balance in his or her Phantom Stock Matching Contribution Account as of his or her Payment Date and (B) the Fair Market Value of a share of the Common Stock on his or her Payment Date and (ii) if his or her Payment Date shall not be the last business day of a calendar year, the aggregate amount of the cash dividends he or she would have received during the calendar year in which his or her Payment Date shall occur if, on each day in such calendar year through and including such Payment Date he or she were the record owner of a number of shares of the Common Stock equal to the average number of Phantom Shares credited to such Account during the portion of such calendar year ending on his or her Payment Date (calculated without giving effect to the provisions of Section 4.01, if such provisions shall have become applicable during such calendar year), and
          (d) an amount equal to his or her Vested Percentage of the credit balance in his or her Cash Matching Contribution Account as of his or her Payment Date.

                           ARTICLE VI
                             General
     6.01 The sole interest of each Participant and Former Participant under the Plan shall be to receive the benefits provided herein as and when the same shall become due and payable in accordance with the terms hereof and neither any Participant nor any Former Participant nor any person claiming under or through him or her shall have any right, title or interest in or to any of the assets of the Company. All benefits hereunder shall be paid solely from the general assets of the Company, the Company shall not maintain any separate fund to provide any benefits hereunder and each Participant and Former Participant (or the executors or administrators of his or her estate) shall be solely an unsecured creditor of the Company with respect thereto.
     6.02 Notwithstanding any provisions of the Plan to the contrary, the Company may, if the Committee in its sole and absolute discretion shall determine, offset any amounts to be paid to a Former Participant (or, in the event of his or her death, to the executors or administrators of his or her estate) under the Plan against any amounts which such Former Participant may owe to the Company and/or any one of more of its Subsidiaries.
     6.03 Except as required by applicable law, no benefit under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge or encumbrance, and any attempt to do so shall be void; nor, except as otherwise provided in Section 6.02, shall any such benefit be in any manner liable for or sub-ject to the debts, contracts, liabilities, engagements or torts of any Participant or Former Participant.
     6.04 All payments made by the Company under the Plan to any Former Participant (or, in the event of his or her death, to the executors or administrators of his or her estate) shall be subject to withholding and to such other deductions as shall at the time of such payment be required under any income tax or other law, whether of the United States or any other jurisdiction, and, in the case of payments to the executors or administrators of the estate of a deceased Former Participant, the delivery to the Company of such tax waivers, letters testamentary and other documents as the Committee may reasonably request.
                           ARTICLE VII
                         Administration
     7.01 No Committee member at any time acting hereunder who is a Participant shall, acting in his or her capacity as such, have any voice in any decision of the Committee made uniquely with respect to such Committee member or his or her benefits hereunder.
     7.02 In the event of any disagreement among the Committee members at any time acting hereunder and authorized to act with respect to any matter, the decision of a majority of said Committee members authorized to act upon such matter shall be controlling and shall be binding and conclusive upon all persons, including, without in any manner limiting the generality of the foregoing, the other Committee member or Committee members, the Company and its Subsidiaries, all persons at any time in the employ of the Company or any of its Subsidiaries and the Participants and Former Participants and upon the respective successors, assigns, executors, administrators, heirs, next-of-kin and distributees of all of the foregoing.
     7.03 Subject to the provisions of Section 7.01, each additional and each successor Committee member at any time acting hereunder shall have all of the rights and powers (including dis-cretionary rights and powers) and all of the privileges and im-munities hereby conferred upon the initial Committee members hereunder and all of the duties and obligations so imposed upon the initial Committee members hereunder.
     7.04 No Committee member at any time acting hereunder shall be required to give any bond or other security for the faithful performance of his or her duties as such Committee member.
     7.05 The Committee may retain legal counsel and actuarial counsel selected by it. Any Committee member may himself or herself act in any such capacity, and any such legal counsel and actuarial counsel may be persons acting in a similar capacity for the Company and/or one or more of its Subsidiaries and may be employees of the Company and/or one or more of its Subsidiaries. The opinion of any such legal counsel or actuarial counsel shall be full and complete authority and protection in respect of any action taken, suffered or omitted by the Committee in good faith and in accordance with such opinion.
     7.06 In addition to all rights to allocate and delegate responsibilities, obligations or duties specifically granted to the Committee by the provisions hereof, it is specifically under-stood that the Committee is hereby granted, and shall always have, to the fullest extent allowed by law, by a written instru-ment executed by all of the members of the Committee and revoc-able by any one or more of them, the power to allocate any and all specific responsibilities, obligations or duties among them-selves and to delegate to any other person, firm or corporation the responsibility to carry out any of their responsibilities hereunder and, to the extent of any such allocation or dele-gation, the person or persons effecting such allocation or dele-gation shall have no responsibility for any acts or omissions of the other person, firm or corporation to whom such responsibil-ities, obligations or duties have been allocated or delegated.
     7.07 The Company and the Committee shall each keep such records, and shall each seasonably give notice to the other of such information, as shall be proper, necessary or desirable in order to effectuate the purposes of the Plan, including, without in any manner limiting the generality of the foregoing, records and information with respect to the benefits granted to Partici-pants, dates of employment and determinations made hereunder. Neither the Company nor the Committee shall be required to duplicate any records kept by the other. To the extent that the Company and/or the Committee shall prescribe forms for use by the Participants and Former Participants in communicating with the Company or the Committee, as the case may be, and/or shall estab-lish periods during which communications may be received or elec-tions made, the Company and the Committee shall respectively be protected in disregarding any notice or communication for which a form shall have been so proscribed and which shall not be received on such form and/or any notice, communication or election for the receipt of which a period shall so have been established and which shall not be received during such period, and the Company and the Committee shall also respectively be protected in accepting any notice or communication which shall not be made on the proper form and/or in accepting any notice, communication or election which shall not be received during the proper period, and their doing so shall not be deemed to create any precedent with respect thereto. The Company and the Committee shall respectively also be protected in acting upon any notice or other communication purporting to be signed by any person and reasonably believed to be genuine and accurate.
     7.08 All determinations hereunder made by the Company or the Committee shall be made in the sole and absolute discretion of the Company or of the Committee, as the case may be.
     7.09 In the event that any disputed matter shall arise hereunder, including, without in any manner limiting the general-ity of the foregoing, any matter relating to the eligibility of any person to participate under the Plan, the participation of any person under the Plan, the amounts payable to any person under the Plan and the applicability and interpretation of the provisions of the Plan, the decision of the Committee upon such matter shall be binding and conclusive upon all persons, includ-ing, without in any manner limiting the generality of the fore-going, the Company, all of its Subsidiaries, all persons at any time in the employ of the Company and/or one or more of its Sub-sidiaries, and upon the respective successors, assigns, execu-tors, administrators, heirs, next-of-kin and distributees of the foregoing.
     7.10 The Company shall not have any responsibility or liability whatever hereunder except to make any payment required under the provisions hereof, and no director or officer of the Company who is not a Committee member shall have any respon-sibility or liability whatever hereunder and no director or officer of the Company who is a Committee member shall have any responsibility or liability hereunder other than by reason of being a Committee member.

                          ARTICLE VIII
                        Claims Procedure
     8.01 If a Participant or Former Participant (or, in the event of his or her death, the executors or administrators of his or her estate) (the "Claimant") believes that he or she has not received all the benefits to which he or she is entitled under the Plan or has otherwise been damaged by any action or decision regarding his or her participation in the Plan or the benefits payable to him or her under the Plan, he or she may file a claim notice with the Claims Officer. The claim notice must be typewritten and signed and shall specify in reasonable detail his or her objections and the reasons therefor.
     8.02 If the Claims Officer shall deny a claim in whole or in part, the Claimant shall be given written notice of this decision within ninety (90) days after the claim is filed. In the event that special circumstances require more time, this ninety (90) day period may be extended by up to an additional ninety (90) days. In such a case, the special circumstances shall be explained to the Claimant and the Claims Officer shall indicate the date by which he or she expects to render a final decision. The notice that the claim has been denied in whole or in part will inform the Claimant of the specific reason or reasons for the denial, will contain specific references to the pertinent Plan provisions on which the denial is based, will describe any additional material or information necessary for the Claimant to perfect the claim and will inform the Claimant of the steps he or she must take if he or she wishes to submit the claim for review.
     8.03 If a claim is denied and the Claimant disagrees with the decision of the Claims Officer, the Claimant may appeal that decision to the Committee by filing with the Committee a written request for review. Such request must be filed with the Committee within sixty (60) days after receipt by the Claimant of written notification of the denial of his or her claim by the Claims Officer, must be typewritten and signed and must state the reasons underlying the appeal. Upon appeal the Claimant may review pertinent documents, may submit issues and comments in writing, may request a hearing before the Committee and may be represented, if he or she wishes, at his or her own expense, by legal counsel or other authorized representative. The Committee will ordinarily render a written decision within sixty (60) days after receipt of a request for review. If special circumstances require more time (for example, if a hearing is requested), this sixty (60) day period may be extended by up to an additional sixty (60) days, in which case the Claimant will be so notified before the expiration of the original sixty (60) day period. The Committee's decision on review will include specific reasons for their decision as well as specific references to the pertinent Plan provisions on which the decision is based.

                           ARTICLE IX
                           Definitions
     9.01 The term "Account", as used with respect to a Par-ticipant or Former Participant, shall mean each of his or her Cash Elective Contribution Account, his or her Phantom Stock Elective Contribution Account, his or her Cash Matching

Contribution Account and his or her Phantom Stock Matching
Contribution Account.
     9.02  The term "Amendment Date" shall mean April 29, 1997.
     9.03 The term "Affiliate" shall mean any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, any other Person.
     9.04 The term "Associates Investment Plan" shall mean the Phillips-Van Heusen Corporation Associates Investment Plan as in effect at the time with respect to which such term is used.
     9.05 The term "Basic Regular Contribution", as used with respect to a Participant and with respect to a calendar year, shall mean the portion of the Regular Contribution of such Participant with respect to such calendar year which does not exceed the excess of six percent (6%) of his or her Compensation with respect to such calendar year over the maximum amount which he or she is entitled to contribute to the Associates Investment Plan with respect to the Plan Year thereof ending contemporaneously with such calendar year.
     9.06 The term "Board" shall mean the board of directors of the Company or any committee designated by said board of directors to have its authority with respect to the Plan.
     9.07 The term "business day" shall mean a day which is not a Saturday, Sunday or legal holiday in the State of New York.

     9.08 The term "Cash Elective Contribution Account", as used with respect to a Participant or Former Participant, shall mean the separate account which the Company is required to establish and maintain with respect to such Participant or Former Participant in accordance with the provisions of Section 3.02.
     9.09 The term "Cash Matching Contribution Account", as used with respect to a Participant or Former Participant, shall mean the separate account which the Company is required to establish and maintain with respect to such Participant in accordance with the provisions of Section 3.04 and/or 3.06.
     9.10  A "Change in Control" shall be deemed to occur upon
(a) the election of one or more individuals to the Board which election results in one-third of the directors of the Company consisting of individuals who have not been directors of the Company for at least two years, unless such individuals have been elected as directors or nominated for election by the stockholders as directors by three-fourths of the directors of the Company who have been directors of the Company for at least two years, (b) the sale by the Company of all or substantially all of its assets to any Person, the consolidation of the Company with any Person, the merger of the Company with any Person as a result of which merger the Company is not the surviving entity as a publicly held corporation, (c) the sale or transfer of shares of the Company by the Company and/or any one or more of its stockholders, in one or more transactions, related or unrelated, to one or more Persons under circumstances whereby any Person and its Affiliates shall own, after such sales and transfers, at least one-fourth, but less than one-half, of the shares of the Company having voting power for the election of directors, unless such sale or transfer has been approved in advance by three-fourths of the directors of the Company who have been directors of the Company for at least two years, or (d) the sale or transfer of shares of the Company by the Company and/or any one or more of its stockholders, in one or more transactions, related or unrelated, to one or more Persons under circumstances whereby any Person and its Affiliates shall own, after such sales and transfers, at least one-half of the shares of the Company having voting power for the election of directors.
     9.11 The term "Claims Officer" shall mean the Vice President-Human Resources of the Company or, if the Claimant shall be the Vice President-Human Resources of the Company, the Chief Financial Officer of the Company.
     9.12 The term "Code" shall mean the Internal Revenue Code of 1986 as in effect at the time with respect to which such term is used.
     9.13 The term "Committee" shall mean the Compensation Committee of the Board which is charged with the administration of the Plan.
     9.14 The term "Common Stock", as used with respect to any date, shall mean the shares of the common stock, $1.00 par value, of the Company authorized on the Amendment Date and any shares of stock which may, at any time prior to the date on which such term is used, be issued in exchange for and/or upon a change of such shares of Common Stock or any other shares, whether in sub-division or combination thereof, or otherwise, but not any shares of stock which may be issued as a dividend or stock-split on or with respect to said shares of Common Stock or any other such shares.
     9.15 The term "Compensation", as used with respect to a Participant and with respect to a calendar year, shall mean the regular cash compensation paid by the Company and its Subsid-iaries to such Participant during such calendar year, including commissions, overtime compensation, bonus payments, vacation pay, holiday pay and other paid leave but exclusive of moving expenses, deferred compensation, benefit plan pay, imputed compensation, workers' compensation and severance pay and determined without giving effect to any contributions made to the Associates Investment Plan by or on behalf of such Participant during such calendar year or to a plan within the meaning of section 125 of the Code.
     9.16 The term "Contribution Election", as used with respect to a Participant and with respect to any time, shall mean such Participant's authorization referred to in Section 2.01 as in effect at the time with respect to which such term is used.
     9.17 The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974 as in effect at the time with respect to which such term is used.
     9.18 The term "Fair Market Value", as used with respect to a share of the Common Stock and with respect to any date, shall mean the closing sale price of a share of the Common Stock as published by the national securities exchange on which the shares of the Common Stock are traded on such date or, if there is no sale of the Common Stock on such date, the average of the bid and asked prices on such exchange at the close of trading on such date or, if the shares of the Common Stock are not listed on a national securities exchange on such date, the average of the bid and asked prices in the over-the-counter market on such date or, if the Common Stock is not traded on a national securities ex-change or in the over-the-counter market, the fair market value of a share of the Common Stock on such date as shall be deter-mined in good faith by the Committee.
     9.19 The term "Forfeited Matching Contribution", as used with respect to a Participant and with respect to a calendar month, shall mean any amounts which are forfeited by such Participant during such calendar month under the Associates Investment Plan other than any such amounts which are forfeited as an incident to the termination of his participation thereunder.
     9.20 The term "Former Participant" shall mean a person whose participation under the Plan shall have terminated in accordance with the provisions of Section 5.02.

     9.21 The term "Participant" shall mean a person who shall have become a Participant under the Plan in accordance with the provisions of Section 1.02 and whose participation shall not have terminated in accordance with the provisions of Section 5.02.
     9.22 The term "Payment Date", as used with respect to a Former Participant, shall mean his or her Termination Date; provided, however, that, if such Former Participant shall be a "covered employee" of the Company within the meaning of section 162(m)(3) of the Code with respect to the taxable year of the Company in which his or her Termination Date shall occur, then, such Former Participant's Payment Date shall be the first Valuation Date occurring in the succeeding taxable year of the Company.
     9.23 The term "Permanent Disability", as used with respect to a Participant or Former Participant, shall mean a state of physical or mental incapacity of such Participant or Former Par-ticipant such that, in the opinion of the Committee, based upon a medical certificate from a physician or physicians satisfactory to the Committee, such Participant or Former Participant, by reason of injury, illness or disease, is unable to fulfill the requirements of his or her position with the Company and its Subsidiaries and such disability will be permanent and continuous during the remainder of his or her life.
     9.24 The term "Person" shall mean any individual, partnership, firm, trust, corporation or other similar entity, and when two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the Company, such partnership, limited partnership, syndicate or group shall be deemed a "Person".
     9.25 The term "Phantom Share" shall mean a credit to a Stock Account of a Participant or Former Participant which is equal in value to one share of the Common Stock.
     9.26 The term "Phantom Stock Elective Contribution Account", as used with respect to a Participant or Former Participant, shall mean the separate account which the Company is required to establish and maintain with respect to such Participant or Former Participant in accordance with the provisions of Section 3.01.
     9.27 The term "Phantom Stock Matching Contribution Account", as used with respect to a Participant or Former Participant, shall mean the separate account which the Company is required to establish and maintain with respect to such Participant or Former Participant in accordance with the provisions of Section 3.03.
     9.28 The term "Plan Interest Rate", as used with respect to a calendar year, shall mean a rate per annum equal to the yield to maturity on a 10 Year Treasury Note on the first business day of such calendar year; provided, however, that for the period beginning on July 1, 1995 and ending on December 31, 1995, the term "Plan Interest Rate" shall mean a rate per annum equal to the yield to maturity on a 10 Year Treasury Note on the first business day of July, 1995.
     9.29 The term "Regular Contribution", as used with respect to a Participant and with respect to a calendar month, shall mean an amount withheld from the Compensation of such Participant with respect to such calendar month for the purposes of the Plan in accordance with the provisions of Section 2.03.
     9.30 The term "Replacement Contribution", as used with respect to a Participant and with respect to a calendar month, shall mean an amount withheld from the Compensation of such Participant with respect to such calendar month for the purposes of the Plan in accordance with the provisions of Section 2.04.
     9.31 The term "Stock Account" shall mean each of a Phantom Stock Elective Contribution Account and a Phantom Stock Matching Contribution Account.
     9.32 The term "Subsidiary" shall mean a corporation included in an unbroken chain of corporations beginning with the Company if, at the time with respect to which such term is used, each of the corporations in such unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such unbroken chain.
     9.33  The term "Termination Date", as used with respect to a

Former Participant, shall mean the date on which his or her participation under the Plan shall terminate in accordance with the provisions of Section 5.02.
     9.34 The term "Valuation Date" shall mean each of (a) the Amendment Date and (b) the last business day of each calendar month thereafter.
     9.35 The term "Vested Percentage", as used with respect to a Former Participant and with respect to any date, (a) shall mean one hundred percent (100%) if he or she shall have attained his or her sixty-fifth (65th) birthday on or prior to such date while in the employ of the Company and/or any of its Subsidiaries or if his or her employment by the Company and all of its Subsidiaries shall have terminated on or prior to such date by reason of his or her death or Permanent Disability or after he or she shall have a Vested Percentage of one hundred percent (100%) under the Associates Investment Plan and (b) shall mean zero percent (0%) if his or her employment by the Company and its Subsidiaries shall have terminated on or prior to such date under any other circumstances, provided, however, that, from and after the occurrence of a Change in Control, each Participant's Vested Percentage shall be one hundred percent (100%).

                            ARTICLE X
                     Amendment; Termination
     10.01 The Company may, at any time and from time to time, pursuant to a resolution of the Board, amend the terms and pro-visions of the Plan and may, at any time, similarly terminate the Plan; provided, however, that no such amendment or termination shall adversely affect the credit balance in any Account on the date of such amendment or reduce the Vested Percentage of any Participant or impair the Company's obligation to make payment or distribution of amounts theretofore earned under the Plan.

                           ARTICLE XI
                          Construction
     11.01 The Plan shall be construed and regulated in accordance with the laws of the State of New York.
     11.02 To the extent that the context shall permit, any masculine pronoun used herein shall be construed to include also the similar feminine pronoun, any feminine pronoun used herein shall be construed to include also the similar masculine pronoun, any singular word so used shall be construed to include also the similar plural word and any plural word so used shall be con-strued to include also the similar singular word.
     11.03 Any reference herein to any date or day shall, except as otherwise specifically provided herein, be deemed to be a reference to the close of business on such date or day.

                              PHILLIPS-VAN HEUSEN CORPORATION

                              By